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                               ATA HOLDINGS CORP.

                          10 1/2% SENIOR NOTES DUE 2004



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                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF JANUARY 30, 2004

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                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION
                                   as Trustee



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     SECOND SUPPLEMENTAL INDENTURE, dated as of January 30, 2004, among ATA
HOLDINGS CORP. (formerly known as Amtran, Inc.) (the "Company"), ATA Airlines, Inc. (formerly known as American Trans Air, Inc.), Ambassadair Travel Club, Inc., ATA Leisure Corp. (formerly known as ATA Vacations, Inc.), Amber Travel, Inc., American Trans Air Training Corporation, American Trans Air ExecuJet, Inc. (each, an Indiana corporation), ATA Cargo, Inc. (formerly known as Amber Air Freight Corporation) (a California corporation) (the "Original Guarantors") and Chicago Express Airlines, Inc., a Georgia corporation ("Chicago Express" and, together with the Original Guarantors, the "Guarantors"), as guarantors and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (formerly known as First Security Bank, N.A.), a national banking association (the "Trustee").

     WHEREAS, the Company, the Original Guarantors and the Trustee are parties to an Indenture, dated as of July 24, 1997 (the "Indenture"), pursuant to which the Company issued its 10 1/2% Senior Notes Due 2004 (the "2004 Notes"); and

     WHEREAS, the Company, the Guarantors and the Trustee are parties to a First Supplemental Indenture, dated as of December 21, 1999, pursuant to which the Company issued Additional Notes;

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve certain amendments (the "Proposed Amendments") to the Indenture;

     WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture and the 2004 Notes with the written consent of the Holders of at least a majority in principal amount of the 2004 Notes then outstanding.

     WHEREAS, the Company has distributed an offering memorandum (the "offering memorandum") and accompanying consent and letter of transmittal, each dated January 9, 2004, to the Holders of the 2004 Notes in connection with the Proposed Amendments as described in the offering memorandum;

     WHEREAS, the Holders of a majority in principal amount of the 2004 Notes outstanding have approved the Proposed Amendments to the provisions of the Indenture;

     WHEREAS, the execution and delivery of this instrument have been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the 2004 Notes, as follows:


                                    ARTICLE 1

                          DELETION OF CERTAIN COVENANTS

     Each of Section 4.03 (Limitation on Indebtedness), Section 4.04 (Limitation on Restricted Payments), Section 4.05 (Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries), Section 4.06 (Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries), Section 4.07 (Limitation on Issuances of Guarantees by Restricted Subsidiaries), Section 4.08 (Limitation on Transactions with Shareholders and Affiliates), Section 4.09 (Limitation on Liens), Section 4.10 (Limitation on Sale-Leaseback Transactions),
Section 4.11 (Limitation on Asset Sales), Section 4.12 (Repurchase of Notes upon a Change of Control), Section 4.13 (Existence), Section 4.14 (Payment of Taxes and Other Claims) and Section 4.15 (Maintenance of Properties and Insurance) of the Indenture (collectively, together with Section 5.01 and Sections 6.01(c) through Section 6.01(h) of the Indenture, the "Designated Provisions") is hereby deleted in its entirety and replaced with "Intentionally Omitted".


                                    ARTICLE 2

                            AMENDMENT OF SECTION 5.01

     Each of paragraphs (iii), (iv) and (v) of Section 5.01 (When Company May Merge, Etc.) of the Indenture is hereby deleted in its entirety.




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                                    ARTICLE 3

                    ELIMINATION OF CERTAIN EVENTS OF DEFAULT

     Notwithstanding any provision in the Indenture to the contrary, each of paragraphs (c), (d), (e), (f), (g) and (h) of Section 6.01 (Events of Default) of the Indenture is hereby deleted in its entirety.


                                    ARTICLE 4

                         DELETION OF CERTAIN DEFINITIONS

     Notwithstanding any provision in the Indenture to the contrary, the definition in the Indenture of each capitalized term which occurs only within the Designated Provisions as in effect prior to the execution of this Second Supplemental Indenture shall be deleted from the Indenture and shall be of no force or effect.


                                    ARTICLE 5

                          ADDITION OF NEW SECTION 10.06

     The following Section is hereby added to the Indenture immediately following Section 10.05:

     SECTION 10.06. Release and Discharge. (i) Any Note Guarantee shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer (including by way of merger or consolidation), to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) and (ii) if the Notes of any series are entitled, by way of supplemental indenture, to the benefits of a covenant requiring Restricted Subsidiaries to guarantee such series of Notes under certain circumstances (a "Restricted Subsidiary Guarantee"), including without limitation upon the guarantee by such Restricted Subsidiaries of other indebtedness of the Company which ranks pari passu with or is subordinate to such series of Notes, then such Restricted Subsidiary Guarantee shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of the guarantee which triggered the requirement to provide such Restricted Subsidiary Guarantee.


                                    ARTICLE 6

                                  MISCELLANEOUS

     SECTION 6.01. The Trustee accepts the trusts created by the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Second Supplemental Indenture.

     SECTION 6.02. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

     SECTION 6.03. Each of the Company, the Guarantors and the Trustee hereby confirms and reaffirms the Indenture in every particular except as amended by this Second Supplemental Indenture.

     SECTION 6.04. All covenants and agreements in this Second Supplemental Indenture by the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

     SECTION 6.05. In case any provisions in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 6.06. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the 2004 Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.


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     SECTION 6.07. The parties may sign any number of copies of this Second
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture.

     SECTION 6.08. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     SECTION 6.09. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     SECTION 6.10. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.




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     IN WITNESS WHEREOF, the parties have caused this Second Supplemental
Indenture to be duly executed as of the date first written above.


                                     ATA HOLDINGS CORP.


                                     By /s/ David Wing
                                        ----------------------------------------
                                        Name:  David M. Wing
                                        Title: Executive Vice President & CFO


                                     ATA AIRLINES, INC.


                                     By /s/ David Wing
                                        ----------------------------------------
                                        Name:  David M. Wing
                                        Title: Executive Vice President & CFO


                                     AMBASSADAIR TRAVEL CLUB, INC.


                                     By /s/ David Wing
                                        ----------------------------------------
                                        Name:  David M. Wing
                                        Title: Executive Vice President & CFO


                                     ATA LEISURE CORP.


                                     By /s/ David Wing
                                        ----------------------------------------
                                        Name:  David M. Wing
                                        Title: Executive Vice President & CFO


                                     AMBER TRAVEL, INC.


                                     By /s/ David Wing
                                        ----------------------------------------
                                        Name:  David M. Wing
                                        Title: Executive Vice President & CFO


                                     AMERICAN TRANS AIR TRAINING CORP.


                                     By /s/ David Wing
                                        ----------------------------------------
                                        Name:  David M. Wing
                                        Title: Executive Vice President & CFO


                                     AMERICAN TRANS AIR EXECUJET, INC.


                                     By /s/ David Wing
                                        ----------------------------------------
                                        Name:  David M. Wing
                                        Title: Executive Vice President & CFO


                                     ATA CARGO, INC.


                                     By /s/ David Wing
                                        ----------------------------------------
                                        Name:  David M. Wing
                                        Title: Executive Vice President & CFO


                                     CHICAGO EXPRESS AIRLINES, INC.


                                     By /s/ George Mikelsons
                                        ----------------------------------------
                                        Name:  J. George Mikelsons
                                        Title: Chairman, President & CEO


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                                     WELLS FARGO BANK NORTHWEST, NATIONAL
                                     ASSOCIATION, as Trustee


                                     By /s/ Michael Hoggan
                                        ----------------------------------------
                                        Name:  Michael D. Hoggan
                                        Title: Vice President




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